SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                             FORM 8-K

                          CURRENT REPORT



Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date earliest event reported) June 5, 1995


                   DESIGNATRONICS INCORPORATED
      (Exact name of registrant as specified in its charter)

          New York                     0-2931                11-1972961
     (State or other jurisdiction    (Commission            (IRS Employer
           of incorporation)           File Number)     Identification No.)

      2101 Jericho Tpke., New Hyde Park, NY                       11040
    (Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code (516) 328-3300


  (Former name or former address, if changed since last report.)


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Item 5.   Other Events.

     On June 5, 1995, Designatronics Incorporated (the "Company") entered into a letter of intent with Dyson, Dyson & Dunn, Inc. (DD&D). The letter of intent outlines the basic terms on which DD&D, or a new Delaware corporation to be formed by DD&D ("Purchaser"), will acquire all of the outstanding stock of the Company. Purchaser would form a New York corporation (the "Merger Company") to be merged into the Company. As a result of the merger, Purchaser as the sole shareholder of the Merger Company, would acquire all of the stock of the Company and the Company would receive $6.00 per share in cash. The letter of intent is non-binding and is subject to the entry of a mutually acceptable definitive Agreement and Plan of Merger and other conditions.


Item 7.   Financial Statements and Exhibits.

          Exhibit:

          10.9      Letter of Intent between DD&D and the Company dated
                    June 5, 1995.

                            SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                              DESIGNATRONICS INCORPORATED


                              By: /s/ Martin Hoffman
                              MARTIN HOFFMAN, President, Chief Executive
                              Officer and Chief Financial Officer


                              By: /s/ Frank Buchsbaum
                              FRANK BUCHSBAUM, Executive Vice President

Date:   June 8, 1995